Exhibit 3
Distribution Financial Services RV Trust 1999-3
November 15, 1999 Payment Date Statement to Noteholders
Per Section 5.08 of the Transfer and Servicing Agreement

Beginning Pool Balance                                                                           $357,179,677.8
Beginning Pool Factor                                                                                0.95367181

Distribution Allocable to Principal on Notes
                                    Prior                               Current
                   Class        Principal Pymt. $1000 orig.prin.bal. Principal Pymt.  $1000 orig.prin.bal.
                    A-1             $0.00           0.0000000          $4,841,424.11         162.2841860
                    A-2             $0.00           0.0000000                  $0.00           0.0000000
                    A-3             $0.00           0.0000000                  $0.00           0.0000000
                    A-4             $0.00           0.0000000                  $0.00           0.0000000
                    A-5             $0.00           0.0000000                  $0.00           0.0000000
                    A-6             $0.00           0.0000000                  $0.00           0.0000000
                      B             $0.00           0.0000000                  $0.00           0.0000000
                      C             $0.00           0.0000000                  $0.00           0.0000000

Distribution Allocable to Interest on Notes
                                    Prior                              Current
      Class        Rate         Interest Pymt. $1000 orig.prin.bal. Interest Pymt. $1000 orig.prin.bal.
       A-1         5.32%            $0.00           0.0000000         $57,222.84           1.9181050
       A-2         5.97%            $0.00           0.0000000        $499,161.65           4.9750000
       A-3         6.43%            $0.00           0.0000000        $259,718.42           5.3583330
       A-4         6.65%            $0.00           0.0000000        $479,952.67           5.5416670
       A-5         6.76%            $0.00           0.0000000        $211,728.83           5.6333330
       A-6         6.88%            $0.00           0.0000000        $314,456.13           5.7333333
         B         7.17%            $0.00           0.0000000         $55,943.93           5.9750000
         C         7.92%            $0.00           0.0000000         $49,440.60           6.6000000

Note Balance After Giving Effect to Principal Distribution
                   Class   Beginning Balance       Pool Factor  Ending Balance        Pool Factor
                    A-1    12,481,654.43            1.0000000   $7,640,230.32         256.0999670
                    A-2   100,334,000.00            1.0000000 $100,334,000.00           1.0000000
                    A-3    48,470,000.00            1.0000000  $48,470,000.00           1.0000000
                    A-4    86,608,000.00            1.0000000  $86,608,000.00           1.0000000
                    A-5    37,585,000.00            1.0000000  $37,585,000.00           1.0000000
                    A-6    54,847,000.00            1.0000000  $54,847,000.00           1.0000000
                      B     9,363,000.00            1.0000000   $9,363,000.00           1.0000000
                      C     7,491,000.00            1.0000000   $7,491,000.00           1.0000000
Servicing Fee                                                                                       $148,824.87
Servicing Fee Per $1,000 of Orig.Note                                                                 0.3973633

Realized Losses                                                                                      $47,508.91

Reserve Account Balance                                                                           $5,094,916.29

Payments Received with Respect to Receivables During Most Recently Ended Collection Period        $7,200,809.80
           Interest Payments Received                                                             $2,448,600.07
           Scheduled Principal Payments Received                                                  $1,669,764.59
           Principal Prepayments Received                                                         $3,082,445.14

Distribution to Residual Interestholders                                                                  $0.00

Noteholders' Interest Carryover Shortfall                                                                 $0.00
Noteholders' Interest Carryover Shortfall Per $1,000 Note                                             0.0000000

Aggregate Purchase Amounts for Receivables that were purchased in related Collection Period               $0.00

Ending Pool Balance                                                                              $352,338,253.7
Ending Pool Factor                                                                                   0.94074518
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